Contacts:

Lisa D. Lettieri

Vice President of Investor Relations

Champion Enterprises

(248) 340-9090

llettieri@championhomes.net

Or

Phyllis Knight,

Executive Vice President and CFO

Champion Enterprises

(248) 340-9090

Champion Enterprises Reports 43 Percent Increase in Net Income

from Continuing Operations to $0.20 per Diluted Share

Net Sales up 21 Percent; Manufacturing Margins Increase to 8.7%

AUBURN HILLS, Mich., October 18, 2005 – Champion Enterprises, Inc. (NYSE: CHB), a leader in the factory-built housing industry, today announced results for the third quarter ended October 1, 2005. Revenues for the third quarter of 2005 increased 21 percent to $335.7 million compared to $276.9 million for the third quarter of 2004. Third quarter 2005 income from continuing operations increased 43 percent to $15.2 million, or $0.20 per diluted share, compared to $10.6 million, or $0.13 per diluted share, in the prior year period. Net income for the third quarter of 2005 was $14.3 million, or $0.19 per diluted share, compared to $10.0 million, or $0.12 per diluted share for the same period last year. Pre-tax income in the third quarter of 2004 was reduced by a $2.3 million non-cash charge to value the Company’s then outstanding common stock warrant.

Operating Highlights

•	Manufacturing net sales increased 15 percent to $310.2 million from $269.5 million in the third quarter of 2004.

•	Champion’s average selling price increased 11 percent as the Company continues to successfully pass through higher raw material and transportation costs and achieve a more favorable mix.

•	Manufacturing segment income for the quarter climbed 22 percent to $27.0 million from $22.1 million in the third quarter of 2004.

•

The Company reported manufacturing margins of 8.7 percent compared to 8.2 percent in the third quarter of 2004 and 8.5 percent in the second quarter of 2005, representing its tenth consecutive quarter of year-over-year improving margins and the segment’s highest quarterly margin since 1998.

•

Revenues from the sale of modular homes totaled $72.3 million, an increase of 47 percent compared to last year’s third quarter, partially driven by the New Era acquisition, and represented approximately 23 percent of manufacturing revenues.

•

Excluding the previously announced Federal Emergency Management Agency (FEMA) order, Champion’s backlog increased 47 percent to $170 million at the end of the third quarter of 2005 compared to $116 million at the end of the third quarter of 2004 and $91 million at the end of the second quarter of 2005. Including the FEMA order, total backlog was $228 million at the end of the third quarter. Approximately $14 million of this increase is a result of the New Era acquisition.

•	The Company’s California-based retail segment sales were $36.8 million compared to $34.3 million for the third quarter of 2004.

•	Retail segment income grew 8 percent to $2.2 million.

Other Highlights

•	Cash flow from continuing operations totaled $26.3 million for the quarter, and cash and cash equivalents stood at approximately $131.1 million at quarter end.

•

During the quarter, Champion received an order for 2,000 single section manufactured homes in connection with FEMA’s Hurricane Katrina relief efforts. Champion is building these homes in thirteen factories in order to meet FEMA’s deadline as well as the needs of its traditional customers.

•

On September 28th, Champion announced plans to enter into a new senior secured credit facility in an aggregate amount of $200 million. Approximately $100 million of the proceeds will represent funded debt to the Company and be used to finance a tender offer for Champion Home Builders’ 11 ¼ percent Senior Notes due 2007. The remaining amount will be used as a back-up facility to support the Company’s letters of credit and to provide working capital through a revolving credit facility. The refinancing, which is expected to be completed by the end of October, will result in a more flexible capital structure and adds significant revolver availability. Total debt will not materially change as a result of this transaction.

"The third quarter was marked by continued progress toward attaining our goals of improved margins and modular growth," said William Griffiths, president and chief executive officer. "Our lean manufacturing initiative is continuing to progress, and our pricing power remains strong in key markets."

"The New Era acquisition, consummated in August, made Champion the largest modular homebuilder in the country. While our national footprint continues to open doors for us in many markets, we are uniquely well positioned to work with builders and developers throughout the Gulf region in using modular construction as a significant part of the rebuilding effort, and we are actively engaged in developing this opportunity. We are encouraged that our modular backlogs continue to improve, but are particularly pleased that backlogs in our core HUD-code business improved in each region of the country this quarter. Even in the Midwest, despite backlogs being down year-over-year, they improved considerably as compared to the end of the second quarter."

Mr. Griffiths concluded, "We are also enthusiastic about completing the debt refinancing. Together with our strong cash generation and cash position, the new credit facility will provide added flexibility for purposes of growing and managing our business."

Third Quarter 2005 Conference Call

Champion Enterprises will host a conference call tomorrow, October 19, at 11 a.m. EDT to discuss these results and current business trends. To listen to the call, please call 888-396-2386 for domestic callers or 617-847-8712 for international callers. The passcode is 29943635. You can listen to the call via the website at www.championhomes.net under the investor relations link.

A replay of the call will be available approximately one hour after its conclusion through midnight, Wednesday, October 26, 2005. To access the replay, please go to the investor relations link on the Company’s website, or call 888-286-8010 for domestic or 617-801-6888 for international. The passcode is 48672578. The replay is also available at www.championhomes.net website under Audio Archives.

About Champion

Champion Enterprises, headquartered in Auburn Hills, Mich., a leading manufacturer of factory-built housing, has produced more than 1.6 million homes since 1953. Today, Champion operates 32 homebuilding manufacturing facilities in North America and partners with nearly 3,000 independent retailers, builders and developers. For more information, please visit www.championhomes.net.

Forward Looking Statements

This news release contains certain statements, including statements regarding the Company's financial position, future margins, debt levels, growth opportunities, future acquisitions and divestitures, modular revenues, backlogs, and earnings, each of which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the Company's views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the Company's most recently filed Form 10-K and other SEC filings, in each case under the section entitled "Forward Looking Statements," and those discussions regarding risk factors are incorporated herein by reference.

Tables Follow –

CHB/ 4
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED) (1)
(Dollars and weighted shares in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	October 1,	October 2,	%	October 1,	October 2,	%
	2005	2004	Change	2005	2004	Change
Net sales:
Manufacturing	$310,239	$269,497	15%	$840,572	$748,437	12%
Retail (1)	36,789	34,252	7%	100,731	82,030	23%
Less: intercompany	(11,300)	(26,800)		(44,200)	(76,300)
Total net sales	335,728	276,949	21%	897,103	754,167	19%

Cost of sales	277,819	226,590	23%	746,357	630,757	18%

Gross margin	57,909	50,359	15%	150,746	123,410	22%

Selling, general and administrative expenses	38,385	32,555	18%	106,696	94,725	13%
Mark-to-market charge (credit)
for common stock warrant (2)	—	2,300		(4,300)	3,500
Loss on debt retirement	—	—		901	2,776

Operating income	19,524	15,504	26%	47,449	22,409	112%

Interest expense, net	3,360	4,086	(18%)	10,867	13,250	(18%)

Income from continuing operations
before income taxes (3)	16,164	11,418	42%	36,582	9,159	299%

Income tax expense (benefit) (4)	950	800		1,850	(10,300)

Income from continuing operations	15,214	10,618	43%	34,732	19,459	78%

Loss from discontinued operations,
net of taxes (1)	(900)	(629)		(4,209)	(361)

Net income	$14,314	$9,989	43%	$30,523	$19,098	60%

Income from continuing operations	$15,214	$10,618		$34,732	$19,459
Less: dividends on preferred stock	—	(259)		(293)	(678)
Less: amount allocated to participating securities (5)	—	(718)		(952)	(1,244)
Income from continuing operations
available to common shareholders	$15,214	$9,641	58%	$33,487	$17,537	91%

Basic income per share (5):
Income from continuing operations	$0.20	$0.14	43%	$0.45	$0.25	80%
Loss from discontinued operations	(0.01)	(0.01)		(0.06)	—
Net income	$0.19	$0.13	46%	$0.39	$0.25	56%

Weighted shares for basic EPS	75,837	71,300		74,520	70,020

Diluted income per share (5):
Income from continuing operations	$0.20	$0.13	54%	$0.44	$0.25	76%
Loss from discontinued operations	(0.01)	(0.01)		(0.05)	(0.01)
Net income	$0.19	$0.12	58%	$0.39	$0.24	63%

Weighted shares for diluted EPS	76,886	72,522		75,559	71,610

See accompanying Notes to Financial Information.
(more)

CHB/ 5
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) (1)
(In thousands)

	October 1,	July 2,	January 1,
	2005	2005	2005
Assets
Cash and cash equivalents	$131,059	$149,899	$142,266
Restricted cash	509	528	529
Accounts receivable, trade	52,251	41,694	22,119
Inventories	98,705	80,886	71,616
Current assets of discontinued operations	2,814	9,780	35,463
Other current assets	14,733	13,736	13,535
Total current assets	300,071	296,523	285,528
Property, plant and equipment, net	94,144	78,207	80,957
Goodwill and other intangible assets	154,923	126,564	126,591
Non-current assets of discontinued operations	2,404	4,701	7,747
Other non-current assets	13,212	13,371	16,219
	$564,754	$519,366	$517,042

Liabilities, Redeemable Convertible Preferred Stock
and Shareholders' Equity
Accounts payable	$40,630	$33,673	$13,819
Current liabilities of discontinued operations	3,661	5,422	21,411
Other accrued liabilities	158,500	136,620	141,128
Total current liabilities	202,791	175,715	176,358
Long-term debt	191,494	191,543	200,758
Long-term liabilities of discontinued operations	18	342	432
Other long-term liabilities	37,356	34,660	41,444
Redeemable convertible preferred stock	—	—	20,750
Shareholders' equity	133,095	117,106	77,300
	$564,754	$519,366	$517,042
See accompanying Notes to Financial Information.

(more)

CHB/ 6
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED) (1)
(In thousands)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

Income from continuing operations	$15,214	$10,618	$34,732	$19,459
Adjustments:
Depreciation	2,663	2,423	7,726	7,765
Mark-to-market charge (credit) for common stock warrant (2)	—	2,300	(4,300)	3,500
Loss on debt retirement	—	—	901	2,776
Gains on fixed asset sales	(26)	(80)	(1,625)	(154)
Changes in working capital	(10,673)	(10,478)	(19,816)	(37,343)
Changes in accrued liabilities	15,070	13,987	12,848	7,962
Decease in allowance for tax adjustments (4)	—	—	—	(12,000)
Other	4,083	6,033	9,224	5,066
Cash provided by (used for) continuing operating activities	26,331	24,803	39,690	(2,969)

Loss from discontinued operations	(900)	(629)	(4,209)	(361)
Proceeds from sales of retail business	8,144	—	30,649	—
Change in net assets of discontinued operations	(1,108)	(8,044)	(11,533)	(15,240)
Cash provided by (used for) discontinued operations (1)	6,136	(8,673)	14,907	(15,601)

Additions to property, plant and equipment	(2,686)	(2,117)	(7,976)	(6,247)
Acquisition of New Era	(41,427)	—	(41,427)
Proceeds on disposal of fixed assets	165	2,405	5,221	3,645
Other	—	(54)	(55)	(163)
Cash (used for) provided by investing activities	(43,948)	234	(44,237)	(2,765)

Decrease in short-term debt	(8,195)	—	(8,195)	(29)
Repayment of industrial revenue bond and other debt	(149)	(86)	(277)	(6,025)
Purchase of Senior Notes	—	—	(9,885)	(10,395)
Decrease in restricted cash	—	178	1	7,888
Purchase of common stock warrant (2)	—	—	(4,500)	—
Preferred stock issued, net	—	—	—	12,000
Common stock issued, net	985	642	1,582	5,154
Dividends paid on preferred stock	—	(259)	(293)	(419)
Cash (used for) provided by financing activities	(7,359)	475	(21,567)	8,174

Decrease (increase) in cash and cash equivalents	(18,840)	16,839	(11,207)	(13,161)
Cash and cash equivalents at beginning of period	149,899	115,868	142,266	145,868
Cash and cash equivalents at end of period	$131,059	$132,707	$131,059	$132,707
See accompanying Notes to Financial Information.
(more)

CHB/ 7
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(1) The company's discontinued operations consists of its traditional retail business, which excludes its California retail operations, and its former consumer finance business. Prior traditional retail amounts have been restated to reflect this classification.

(2) In the quarter ended October 2, 2004 Champion recorded a $2.3 million charge for the change in estimated fair value of an outstanding common stock warrant for 2.2 million shares. During the second quarter of 2005, the Company repurchased and subsequently cancelled the common stock warrant in exchange for a cash payment of $4.5 million and the preferred shareholder elected to immediately convert the outstanding Series B-2 and Series C preferred stock into 3.1 million shares of common stock under the terms of the respective preferred stock agreements.

(3) The company evaluates the performance of its manufacturing and retail segments based on earnings before interest, income taxes and general corporate expenses. A reconciliation of income from continuing operations before income taxes for the three and nine months ended follows (dollars in thousands):

Three months ended:	October 1,	Related	October 2,	Related	%
	2005	Sales	2004	Sales	Change
Manufacturing segment income	$27,023	8.7%	$22,092	8.2%	22%
Retail segment income	2,176	5.9%	2,017	5.9%	8%
General corporate expenses	(9,875)		(6,505)		(52%)
Mark-to-market charge for stock warrant	—		(2,300)
Intercompany eliminations	200		200
Interest expense, net	(3,360)		(4,086)		18%
Income from continuing operations
before income taxes	$16,164	4.8%	$11,418	4.1%	42%

Nine months ended	October 1,	Related	October 2,	Related	%
	2005	Sales	2004	Sales	Change
Manufacturing segment income	$62,880	7.5%	$44,313	5.9%	42%
Retail segment income	6,045	6.0%	4,246	5.2%	42%
General corporate expenses	(26,675)		(19,374)		(38%)
Mark-to-market credit (charge) for stock warrant	4,300		(3,500)
Loss on debt retirement	(901)		(2,776)
Intercompany eliminations	1,800		(500)
Interest expense, net	(10,867)		(13,250)		18%
Income from continuing operations
before income taxes	$36,582	4.1%	$9,159	1.2%	299%

(4) The effective tax rates for the periods presented differ from the 35% federal statutory rate because the company has a 100% deferred tax asset valuation allowance. In addition, the company is in a federal tax loss carryforward position and tax benefits can only be recorded to the extent of current taxable income. Income tax expense consisted of state and foreign income taxes.

(5) EPS for periods reported reflect the adoption of EITF 03-6, which requires the use of the two-class method for enterprises with participating securities. The company's participating securities during the periods consisted of its convertible preferred stock and common stock warrant, which may participate in dividends paid on common stock pursuant to the terms of the securities. The company has no plans to pay dividends on its common stock in the near term. As a result of the repurchase and cancellation of the warrant and the conversion of all convertible preferred stock in April 2005, the company's participating securities have been eliminated for future periods.

CHB/ 8
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended			Nine months ended
	October 1,	October 2,	%	October 1,	October 2,	%
	2004	2004	Change	2004	2004	Change
MANUFACTURING
Homes sold
HUD Code	4,717	4,891	(4%)	13,574	14,277	(5%)
Modular	1,088	893	22%	2,736	2,426	13%
Canadian	272	255	7%	732	695	5%
Total homes sold	6,077	6,039	1%	17,042	17,398	(2%)
Less: intercompany	189	493	(62%)	744	1,495	(50%)
Homes sold to independent retailers/builders	5,888	5,546	6%	16,298	15,903	2%

Floors sold	11,799	11,582	2%	32,814	33,343	(2%)

Multi-section mix	85%	85%		85%	85%

Average home prices
Total	$47,300	$42,800	11%	$45,700	$41,300	11%
HUD Code	$42,400	$40,200	5%	$42,400	$39,200	8%
Modular	$66,500	$55,000	21%	$61,700	$52,900	17%

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